UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                   _______________

                                      FORM 8-K

                                   CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934

                                   _______________


                  Date of Report (Date of earliest event reported):

                                  December 17, 2003



                            CARRINGTON LABORATORIES, INC.
               (Exact name of registrant as specified in its charter)

                                       0-11997
                              (Commission File Number)



                      Texas                            75-1435663
          (State or other jurisdiction              (I.R.S. employer
                of incorporation)                identification number)

              2001 Walnut Hill Lane
                  Irving, Texas                          75038
             (Address of principal                    (Zip Code)
               executive offices)


                 Registrant's telephone number, including area code:

                                   (972) 518-1300

          Item 5.  Other Events.

               On September 19, 1991, the Board of Directors of Carrington Laboratories, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Company. The dividend was paid on October 15, 1991 (the "Record Date") to the shareholders of record on that date. In addition, the Company authorized the issuance of one Right with respect to each Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined). Each Right initially entitled the registered holder to purchase from the Company one one-hundredth of a share of Series D Preferred Stock, par value $100 per share (the "Preferred Shares"), of the Company at a price of $80 per one one-hundredth of a Preferred Share (the "Initial Purchase Price"), subject to adjustment. Also on September 19, 1991, the Company and Ameritrust Company National Association, as rights agent, entered into a Rights Agreement (the "Original Rights Agreement") containing the terms and conditions of the distribution and execution of the Rights.

               Effective as of October 21, 1998, the Company and American Stock Transfer & Trust Company, as successor rights agent (the "Rights Agent"), entered into Amendment No. 1 to the Original Rights Agreement ("Amendment No. 1") amending the Original Rights Agreement in certain respects.

               On September 27, 2001, the Board of Directors of the Company authorized the renewal, extension, amendment and restatement of the Original Rights Agreement (as amended by Amendment No. 1), which was due to expire on October 15, 2001, and approved the Amended and Restated Rights Agreement, which was executed effective as of October 15, 2001 (the "Rights Agreement") by the Company and the Rights Agent. In addition to other changes that it made, the Rights Agreement (1) extended the Final Expiration Date (as hereinafter defined) from October 15, 2001 to October 15, 2011; (2) lowered the threshold level of beneficial ownership that triggers exercisability of the Rights from 20% to 15% of the Company's outstanding Common Shares; (3) reduced the Initial Purchase Price for one one-hundredth of a Preferred Share from $80 to $20, subject to adjustment; (4) provided for the issuance of Rights with respect to Common Shares that become outstanding after the Distribution Date (as hereinafter defined) and prior to the earlier of the Redemption Date (as hereinafter defined) and the Final Expiration Date (as hereinafter defined); and (5) decreased the Redemption Price (as hereinafter defined) from $.01 to $.001 per Right.

               On December 16, 2003, the Board of Directors of the Company authorized an amendment to the Rights Agreement, and approved
          Amendment No. 1 to the Rights Agreement, which was executed effective as of December 17, 2003 by the Company and the Rights Agent. Amendment No. 1 to the Rights Agreement increases the Initial Purchase Price for one one-hundredth of a Preferred Share from $20.00 to $100.00, subject to adjustment.

               A copy of Amendment No. 1 to the Rights Agreement is filed as Exhibit 4.2 to Post-Effective Amendment No. 3 to the Company's Registration Statement on Form 8-A and is incorporated herein by reference. The foregoing description of Amendment No. 1 to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Rights Agreement.


          Item 7.  Financial Statements and Exhibits.

                 (c)     Exhibits

                    Item      Exhibit
                    ----      -------
                    4.1       Amendment No. 1 to  the Amended and  Restated
                              Rights  Agreement,  dated  effective  as   of
                              December   17,   2003,   between   Carrington
                              Laboratories,   Inc.   and   American   Stock
                              Transfer &  Trust  Company, as  rights  agent
                              (incorporated by reference to Exhibit 4.2 to the Registrant's Post-Effective Amendment No.
                              3 to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 17, 2003).

                                      SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CARRINGTON LABORATORIES, INC.




          Date: December 17, 2003       By:  /s/ Carlton E. Turner
                                        -------------------------------------
                                        Carlton E. Turner, Ph.D., D.Sc.
                                        President and Chief Executive Officer